Exhibit 4.4

AMENDMENT NUMBER TWO TO BUSINESS FINANCING AGREEMENT,
WAIVER AND CONSENT

This AMENDMENT NUMBER TWO TO BUSINESS FINANCING AGREEMENT, WAIVER AND CONSENT (this “Amendment”), dated as of May 13, 2014 to be effective as of April 16, 2014, is entered into by and among BRIDGE BANK, NATIONAL ASSOCIATION (“Lender”), on the one hand, and LILIEN SYSTEMS, a California corporation (“Lilien”), and SYSOREX GOVERNMENT SERVICES, INC., a Virginia corporation (“SGSI”) (Lilien and SGSI are sometimes collectively referred to herein as “Borrowers” and each individually as a “Borrower”), on the other hand, with reference to the following facts:

A.           Borrowers and Lender previously entered into that certain Business Financing Agreement, dated as of March 15, 2013, as amended by that certain Amendment Number One to Business Financing Agreement, Waiver of Defaults and Consent, dated as of August 29, 2013 (as so amended, the “Agreement”);

B.           Borrowers have informed Lender that Parent desires to acquire all of the Ownership Interests of AirPatrol Corporation, a Nevada corporation (“AirPatrol”), whereupon AirPatrol will become a wholly-owned subsidiary of Parent (the “Subject Transaction”);

C.           The Subject Transaction is prohibited by Section 4.13 of the Agreement; and

D.           Borrowers have requested that Lender waive any Event of Default as listed on Schedule 1 attached hereto (any “Existing Default”) and consent to the Subject Transaction, and Lender has agreed with such requests, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

1.            Defined Terms.  All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

2.            Amendment to Section 2.2(a).  Section 2.2(a) of the Agreement is hereby amended in its entirety as follows:

(a)
Termination Fee.  In the event this Agreement is terminated prior to April 16, 2015, Borrowers shall pay the Termination Fee to Lender; provided that if this Agreement, following Borrowers’ request and the consent of Lender (which consent shall not be unreasonably withheld), is transferred to an operating division of Lender other than the Capital Finance Group, the transfer will not be deemed a termination resulting in the payment of the Termination Fee; provided that Borrowers agree, at the time of transfer, to the payment of comparable fees in an amount not less than that set forth in this Agreement, and provided further than such transfer is not as a result of an Event of Default.

3.            Amendments to Section 12.1.  The following definitions set forth in Section 12.1 of the Agreement are hereby amended in their entirety as follows:

“Asset Coverage Ratio” means Borrowers’ and Parent’s combined unrestricted cash and cash equivalents maintained with Lender, plus Eligible Receivables per the most recent borrowing base certificate delivered to Lender, divided by the total amount of the Obligations.

“Permitted Restricted Payments” means (i) solely during the period running from April 1, 2014 until April 1, 2015, cash payments to Guarantors or Foreign Subsidiaries of Parent in an amount to not exceed $1,000,000 in the aggregate made by Borrowers and Guarantors; provided that both immediately before and immediately after giving effect thereto, on a pro forma basis, no Default or Event of Default shall have occurred and be continuing, or shall result therefrom; and (ii) payments on Subordinated Debt to the extent permitted by the applicable subordination agreement.

“Revolving Advances Maturity Date” means April 16, 2016 or such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.

“Term Advance Maturity Date” means August 27, 2015 or such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.

4.            Waiver of Any Existing Default. Upon the terms and subject to the conditions set forth in this Amendment, Lender hereby waives any Existing Default.  This waiver of any Existing Default shall be effective only in this specific instance and for the specific purpose for which it is given, and shall not entitle Borrowers to any other or further waiver in any similar or other circumstances.

5.            Consent to Subject Transaction. Upon the terms and subject to the conditions set forth in this Amendment, Lender hereby consents to the Subject Transaction; provided that (a) Borrowers have first received the net cash proceeds of an equity offering of Parent generating not less than $15,000,000 after all underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, and (b) Borrowers have provided to Lender, as soon as practicable but in no event later than May 8, 2014, evidence satisfactory to Lender that all deposit accounts of AirPatrol (other than deposit accounts maintained at Lender) have been closed, and all funds on deposit therein have been transferred to deposit accounts maintained at Lender.  In the event that Borrowers fail to fulfill the conditions set forth in the proviso to the prior sentence to the satisfaction of Lender on or before the due dates indicated, each such failure shall constitute an Event of Default.  This consent to the Subject Transaction shall be effective only in this specific instance and for the specific purpose for which it is given, and shall not entitle Borrowers to any other or further consent or waiver in any similar or other circumstances.

6.            Conditions Precedent to Effectiveness of Amendment.  The effectiveness of this Amendment, and the waiver of any Existing Default set forth in Section 4 above, and the consent to the Subject Transaction set forth in Section 5 above, are subject to and contingent upon the fulfillment of each and every one of the following conditions to the satisfaction of Lender:

(a)           Lender shall have received (i) this Amendment, duly executed by Borrowers, (ii) the Acknowledgment and Agreement of Guarantors attached hereto, duly executed by each Guarantor, and (iii) the Acknowledgment and Agreement of Creditors attached hereto, duly executed by each Creditor;

(b)           Lender shall have received a Guaranty and Security Agreement by each of Shoom, Inc., a California corporation (“Shoom”), and AirPatrol in favor of Lender;

(c)           Lender shall have received a collateral pledge agreement by Parent in favor of Lender, pledging all of the Ownership Interests of Shoom and AirPatrol;

(d)           Lender shall have received an Intellectual Property Security Agreement by each of Shoom and AirPatrol in favor of Lender;

(e)           Lender shall have received a joinder to the existing intercompany subordination agreement, duly executed  by each of Shoom and AirPatrol, in favor of Lender;

(f)            Lender shall have received evidence that all liens (including tax liens) encumbering any of the Collateral owned by Shoom and AirPatrol, other than Permitted Liens, have been satisfied and released;

(g)           Lender shall have received the original certificates evidencing one hundred percent (100%) of the issued and outstanding Ownership Interests of Shoom and AirPatrol, together with undated stock powers with respect thereto, duly executed in blank, and in form and substance reasonably satisfactory to Lender.

(h)           Lender shall have received the resolutions of the Board of Directors of each of Shoom and AirPatrol, authorizing the execution and delivery of the loan documents described above, and authorizing the transactions contemplated thereunder, and authorizing the authorized officers of such each to execute the same;

(i)            receipt by Bank of each the Articles of Incorporation of each of Shoom and AirPatrol, and all amendments thereto, certified by the Secretary of State of its state of organization, and dated a recent date;

(j)            receipt by Bank of a certificate of status and good standing for each of Shoom and AirPatrol, dated a recent date, showing that each is in good standing under the laws of the state of its organization;

(k)            Lender shall have received a waiver fee in the amount of $2,000, which fee shall be fully-earned and non-refundable;

(l)            After giving effect to this Amendment, no Event of Default or Default shall have occurred and be continuing; and

(m)          After giving effect to this Amendment, all of the representations and warranties set forth herein and in the Agreement shall be true, complete and accurate in all respects as of the date hereof (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement).

7.             Representations and Warranties.  In order to induce Lender to enter into this Amendment, each Borrower hereby represents and warrants to Lender that:

(a)           After giving effect to this Amendment, no Event of Default or Default is continuing;

(b)           After giving effect to this Amendment, all of the representations and warranties set forth in the Agreement and in the Agreement are true, complete and accurate in all respects (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement); and

(c)           This Amendment has been duly executed and delivered by Borrowers, and the Agreement continues to constitute the legal, valid and binding agreements and obligations of Borrowers, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.

8.             Counterparts; Telefacsimile Execution.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.  Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

9.             Integration.  The Agreement as amended by this Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

10.           No Other Waiver.  The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default (other than any Existing Default), whether or not known to Lender and whether or not existing on the date of this Amendment.

11.           Release.

(a)           Each Borrower, each Guarantor signing the Acknowledgment and Agreement of Guarantors set forth below, and each Creditor signing the Acknowledgment and Agreement of Creditors set forth below, hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower, such Guarantor, or such Creditor, has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.  Each Borrower, each Guarantor signing the Acknowledgment and Agreement of Guarantors set forth below, and each Creditor signing the Acknowledgment and Agreement of Creditors set forth below,  certifies that it has read the following provisions of California Civil Code Section 1542:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

(b)           Each Borrower, each Guarantor signing the Acknowledgment and Agreement of Guarantors set forth below, and each Creditor signing the Acknowledgment and Agreement of Creditors set forth below,  understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if it should eventually suffer additional damages arising out of the facts referred to above, it will not be able to make any claim for those damages. Furthermore, each Borrower, each Guarantor signing the Acknowledgment and Agreement of Guarantors set forth below, and each Creditor signing the Acknowledgment and Agreement of Creditors set forth below, acknowledges that it intends these consequences even as to claims for damages that may exist as of the date of this release but which it does not know exist, and which, if known, would materially affect its decision to execute this Agreement, regardless of whether its lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

12.          Reaffirmation of the Agreement.  The Agreement as amended hereby and the Loan Documents remain in full force and effect.

13.          Disclaimer of Any Existing Default. This Amendment shall in no way be construed as an admission or statement by Borrowers as to whether any Existing Default has arisen or would continue absent this Amendment.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first hereinabove written.

LILIEN SYSTEMS, a California corporation
By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Chairman
SYSOREX GOVERNMENT SERVICES, INC., a Virginia corporation
By:	/s/ Wendy Loundermon
Name:	Wendy Loundermon
Title:	President and Chief Financial Officer

[Signatures continue on the following page].

Amendment Number Two to Business Financing Agreement, Waiver and Consent

BRIDGE BANK, NATIONAL ASSOCIATION
By:	/s/ David Feiock
Name:	David Feiock
Title:	Assistant Vice President

Amendment Number Two to Business Financing Agreement, Waiver and Consent

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

The undersigned, as guarantors of the obligations of LILIEN SYSTEMS, a California corporation (“Lilien”), and SYSOREX GOVERNMENT SERVICES, INC., a Virginia corporation (“SGSI”) (Lilien and SGSI are sometimes collectively referred to herein as “Borrowers” and each individually as a “Borrower”), to BRIDGE BANK, NATIONAL ASSOCIATION (“Lender”), pursuant to the separate Guaranty of each of the undersigned (each, a “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Section 11 of the Amendment) and execution thereof; (iii) reaffirms all obligations to Lender pursuant to the terms of his Guaranty; and (iv) acknowledges that Lender may amend, restate, extend, renew or otherwise modify the Loan Documents and any indebtedness or agreement of Borrowers, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under her or her Guaranty.

SYSOREX FEDERAL, INC., a Delaware corporation
By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	President
SYSOREX GLOBAL HOLDINGS CORP., a Nevada corporation

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	President

Acknowledgement and Agreement of Guarantors
Amendment Number Two to Business Financing Agreement, Waiver and Consent

ACKNOWLEDGMENT AND AGREEMENT OF CREDITORS

The undersigned, as creditors of LILIEN SYSTEMS, a California corporation (“Lilien”), and SYSOREX GOVERNMENT SERVICES, INC., a Virginia corporation (“SGSI”) (Lilien and SGSI are sometimes collectively referred to herein as “Borrowers” and each individually as a “Borrower”), subordinated to the obligations of Borrowers owing to BRIDGE BANK, NATIONAL ASSOCIATION (“Lender”), pursuant to the separate Subordination Agreement of each of the undersigned (each, a “Subordination Agreement”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Section 11 of the Amendment) and execution thereof; (iii) reaffirms all obligations to Lender pursuant to the terms of his Subordination Agreement; and (iv) acknowledges that Lender may amend, restate, extend, renew or otherwise modify the Loan Documents and any indebtedness or agreement of Borrowers, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under her or her Subordination Agreement.

SYSOREX CONSULTING, INC., a California corporation
By:	/s/ A. Salam Qureishi
Name:	A. Salam Qureishi
Title:	Chairman
/s/ Abdus Salam Qureishi,
Abdus Salam Qureishi, trustee of QUREISHI 1998 FAMILY TRUST
/s/ BRET R. OSBORN
BRET R. OSBORN

/s/ DHRUV GULATI
DHRUV GULATI

/s/ GEOFFREY I. LILIEN
GEOFFREY I. LILIEN

Acknowledgement and Agreement of Creditors
Amendment Number Two to Business Financing Agreement, Waiver and Consent

SCHEDULE 1
TO
AMENDMENT NUMBER TWO TO BUSINESS FINANCING AGREEMENT,
WAIVER AND CONSENT

EVENT OF DEFAULT

Section of Agreement	Required Performance	Actual Performance
Section 4.12(b) – Performance to Plan
Combined Net Income not to deviate by more than 20% or $100,000 from the projections of combined Net Income approved by Borrowers’ boards of directors with respect to the rolling three month period ended on the date of determination, tested as at the end of each month
Any Event of Default in respect of such required performance for the rolling three month periods ended on any testing period during the period from August 29, 2013 through the date hereof.